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                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts--
Strategic 10/A+ Portfolio, 2001 Series D:

   We consent to the use of our report dated November 14, 2001, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                                   KPMG LLP

New York, New York
November 14, 2001